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                                                                   EXHIBIT 10.10

                                                                 October 9, 1995

Dear Mr. Carter:

         Reference is hereby made to the undated letter between you and W.S. Edgerly (on behalf of State Street Boston Corporation (the "Company")) attached hereto as Exhibit A (the "Letter"). This letter agreement supersedes the Letter. This letter agreement is intended to set forth our understanding with respect to certain benefits payable to you in the event of termination of your employment with the Company. Terms used and not defined herein shall have the meaning set forth in the proposed form of Employment Agreement (the "Change in Control Agreement"), attached hereto as Exhibit B. Changes made to said Employment Agreement prior to its execution by you are deemed to apply to this letter also.

         1. In the event that your employment is terminated by the Company before July 23, 2001 for any reason other than your death or Cause and you are not eligible for severance under Section 6(a) of the Change in Control Agreement, you shall be entitled to a severance payment equal to 2 times the sum of (x) your base salary plus (y) your maximum bonus applicable in the year of your termination.

         2. In the event that your employment is terminated by the Company before July 23, 2001 for any reason other than your death or Cause and you are not eligible for severance under Section 6(a) of the Change in Control Agreement, then for purposes of determining the amount payable to you pursuant to the Company's Supplemental Defined Benefit Pension Plan (the "Plan"): (i) you shall be considered to be 55 years of age (or if older, your age at the date of termination); (ii) the forfeiture provisions of Section 3.3 and 3.4 of the Plan shall be inapplicable: and, (iii) the benefit under Section 4.1 of the Plan shall be calculated by multiplying the amount payable pursuant to Subsection (a) thereof by a fraction, the numerator of which is the number of whole calendar months you were employed by the Company until your date of termination of employment and the denominator of which is 120.

         3. If you become employed by a Competitor (as defined below) within 2 years of termination of employment you shall forfeit your right to receive any subsequent payment described in Section 2 of this letter agreement. A "Competitor" shall mean (x) one of the top five master trust or custody banks (other than the Company) listed in the latest published listing contained in Pension and Investments which was published prior to the termination of your employment or (y) one of the top five open-end mutual fund custodians (excluding the Company) listed in the list published by Lipper Analytical Services for the latest quarter available prior to your termination of employment.

         4. In the event of Change of Control of the Company, if your employment terminates under circumstances which entitle you to receive a severance payment pursuant to Section 6(a) of the Change in Control Agreement, the Plan shall be considered to be modified in the manner set forth in Paragraph 2 of this letter agreement (but Paragraph 3 hereof shall be inapplicable) and the Plan as so modified shall be considered to be a SERP in which you participate for purposes of adding three years of age and service under Section 6(a)(i)C of the Change in Control Agreement, which is intended to provide you with a benefit equivalent in value to that which you would receive if your employment with the Company continued of an additional three years.

                                         Very truly yours,

                                         STATE STREET BOSTON CORPORATION


                                         By /s/ John R. Towers
                                            -----------------------------------
                                                John R. Towers
                                                Senior Vice President
                                                and General Counsel

Accepted:

October 19, 1995

/s/ Marshall N. Carter
    ---------------------------------
    Marshall N. Carter